EXHIBIT 10.2

LICENSE AGREEMENT

This License Agreement (this “Agreement”), effective as of April 20, 2020 (the “Effective Date”), is by and between

Wewards Inc. with offices located at 2960 Sahara Ave, Las Vegas, NV

Hereinafter also referred to as: “Licensor”

And

Sandbx Corp. with offices located at 77 Water St., New York, NY 10004

Hereinafter also referred to as: “Licensee”

WHEREAS, Licensor owns all rights, title, and interest, including all intellectual property rights, in and to the underlying technology platform as described in Section Definitions of this agreement, in “Documentations and Software” and in all Exhibits to this Agreement, which is attached hereto and made a part hereof; and

WHEREAS, Licensee desires to obtain a non-exclusive license in the “Territory” (as defined below) to use the underlying technology platform, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Definitions.

“Documentation and Software” means Licensor’s user manuals, instructions, technical literature and other materials either electronically or in hard copy form and related to the platform, and comprises the game platform (as described in Exhibit B) and its full functionality.

“Territory” means North America and Europe

“Updates” means any updates, bug fixes, patches, or other error corrections to the software, and which Licensor generally makes available free of charge to licensees, as described in “Documentation and Software”.

“Consumers” means individuals who use the game platform to play a game.

“USD” means the lawful currency of the United States of America.

2.

License.

(a)

License Grant.  Subject to and conditioned on Licensee’s compliance with all of the terms and conditions of this Agreement, Licensor hereby grants Licensee a nonexclusive and non-transferable license during the Term and solely in the Territory, to

(i) install, run, use and display the game platform as described in “Documentation and Software” for the benefit of Consumers;

(iii) use and make a reasonable number of copies of Documentation and Software solely for Licensee’s internal business purposes in connection with Licensee’s license hereunder.

Anything in this Agreement to the contrary notwithstanding, Licensor has the right to monitor Licensee’s business and activities during the Term of this Agreement, and to terminate this Agreement if Licensor determines, in its sole discretion, that Licensee’s activities are in violation of this Agreement.

(b)

Use Restrictions.  Licensee shall not use the Platform or Documentation and Software for any purposes beyond the scope of the license granted in this Agreement.  Without limiting the foregoing and except as otherwise expressly set forth in this Agreement, Licensee shall not at any time, directly or indirectly:

(i)

copy, modify, or create derivative works of the Platform or Documentation and Software, in whole or in part;

(ii)

rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer, or otherwise make available the Platform or Documentation and Software without prior written consent of the Licensor;

(iii)

remove any proprietary notices from the Platform or Documentation and Software; or

(iv)

use the Platform or Documentation and Software in any manner or for any purpose that infringes, misappropriates, or otherwise violates any intellectual property right or other right of any person, or that violates any applicable law; or

(c)

Reservation of Rights.  Licensor reserves all rights not expressly granted to Licensee in this Agreement.  Except for the limited rights and licenses expressly granted under this Agreement, nothing in this Agreement grants, by implication, waiver, estoppel, or otherwise, to Licensee or any third party any intellectual property rights or other right, title, or interest in or to the Platform or Documentation and Software.

(d)

Delivery.  Licensor shall enable Licensee to have access to the Platform on or shortly after the Effective Date of this Agreement.

3.  Initial Setup Fee, Royalty, Payment Method and Auditing

(a)

Initial Setup Fee. Licensee shall pay a setup fee in the amount of $50,000 USD to Licensor as a consideration to access to source code and setup assistance. The setup fee shall be paid in 5 equal monthly installments starting from May 1, 2020.

(b)

Following the launch of the game platform by Licensee, Licensor will be entitled to a royalty of 10% of net revenue (not including business expenses such as salaries etc.) from the sales of in-game assets by the Licensee or $5,000 USD (whichever is greater) each month starting from the completion of initial SETUP, but no later than January 31, 2021.

(c)

Royalty Payment Frequency and Period. Royalty Payments shall be made on a monthly basis to reflect the Licensee’s sales revenue generated by gaming customers in the preceding month.

(d)

Payment Method. All such payments shall be made by ACH, Wire, or any other method agreed upon by the parties.

(e)

Auditing.  Licensee agrees to accept periodic and random sales audit and inspection by Licensor or Licensor’s designated representative(s). Additionally, Licensee agrees to maintain complete and accurate records during the Term and for a period of one (1) year after the termination or expiration of this Agreement with respect to matters necessary for accurately determining amounts due hereunder.

4.  Confidential Information.

From time to time during the Term, either party may disclose or make available to the other party information about its business affairs, products, confidential intellectual property, trade secrets, third-party confidential information, and other sensitive or proprietary information, whether orally or in written, electronic, or other form or media, and whether or not marked, designated or otherwise identified as “confidential” (collectively, “Confidential Information”). Confidential Information does not include information that, at the time of disclosure is:

(a)

in the public domain;

(b)

known to the receiving party at the time of disclosure;

(c)

rightfully obtained by the receiving party on a non-confidential basis from a third party; or

(d)

independently developed by the receiving party.

The receiving party shall not disclose the disclosing party’s Confidential Information to any person or entity, except to the receiving Party’s employees who have a need to know the Confidential Information for the receiving Party to exercise its rights or perform its obligations hereunder. Notwithstanding the foregoing, each Party may disclose Confidential Information to the limited extent required

(i)

in order to comply with the order of a court or other governmental body, or as otherwise necessary to comply with applicable law, provided that the party making the disclosure pursuant to the order shall first have given written notice to the other party and made a reasonable effort to obtain a protective order; or

(ii)

to establish a party’s rights under this Agreement, including to make required court filings. On the expiration or termination of the Agreement, the receiving party shall promptly return to the disclosing party all copies, whether in written, electronic, or other form or media, of the disclosing party’s Confidential Information, or destroy all such copies and certify in writing to the disclosing party that such Confidential Information has been destroyed. Each party’s obligations of nondisclosure with regard to Confidential Information are effective as of the Effective Date and will expire only at such time as such information ceases to be Confidential Information.

5.

Intellectual Property Ownership. Licensee acknowledges that, as between Licensee and Licensor,

Licensor owns all right, title, and interest, including all intellectual property rights, in and to use of the Documentation and Software and any other information, data and technology connected to the game platform.

6.

Modifications.

(a)

Exclusive Right. Licensor expressly retains its exclusive rights to make and to carry out any changes, modifications, additions, deletions or improvements to the Platform, provided that any such changes, modifications, additions, deletions or improvements shall not render the Platform unfit to be used in connection with the Platform and/or function or perform at least at the same level as before.

(b)

Improvements.  If Licensor develops any new feature, modification or improvement relating to the technology of the Platform during the Term of this Agreement, Licensor shall own such new feature, modification or improvement and shall inform Licensee of the details thereof, and, if requested by Licensee, include such feature, modification or improvement as part of the license as contemplated under Section 2.

7.

Support.

Licensor shall provide technical advice and assistance by telephone, facsimile transmission or (electronic) mail relating to Licensee's use of the Platform, Documentation and Software and any other information, data and technology as shall be necessary to resolve Licensee’s difficulties and queries in using the Platform during the Term of this Agreement, and without charge.

8.

Representations and Warranties.

(a)

Mutual Representations and Warranties.  Licensor and Licensee hereby represent and warrant that:

(i)

they each have full power and authority to enter into and all the rights necessary to perform their obligations under this Agreement; and

(ii)

no consent, approval or authorization is required for either of them to enter into and perform their respective obligations under this Agreement.

(b)

Licensor Warranties.  Licensor hereby warrants that:

(i)

Licensor is the owner of all intellectual property rights of whatever nature of Platforms, Documentation and Software and any other information, data and technology connected, and it’s free and clear from any third party rights or interests; and

(ii)

the Platform will perform materially as described in Documentation and Software for the Term of this Agreement, and at time of delivery the Platform does not contain any virus or other malicious code that would cause the Platform to become inoperable or incapable of being used in accordance with Documentation and Software.

(c)

Exclusions.  The warranties set forth in Section 8(b) do not apply and become null and void if Licensee breaches any provision of this Agreement.

(d)

Limitations. EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 8(B), THE PLATFORM AND DOCUMENTATION AND SOFTWARE ARE PROVIDED “AS IS” AND LICENSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE. LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 8(B), LICENSOR MAKES NO WARRANTY OF ANY KIND THAT THE PLATFORM AND DOCUMENTATION AND SOFTWARE, OR ANY PRODUCTS OR RESULTS OF THE USE THEREOF, WILL MEET LICENSEE’S OR ANY OTHER PERSON’S REQUIREMENTS, OPERATE WITHOUT INTERRUPTION, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEM OR OTHER SERVICES, OR BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR FREE.

9. Indemnification.

(a) Licensor Indemnification.

(i)

Licensor shall indemnify, defend, and hold harmless Licensee from and against any and all losses, damages, liabilities, costs (including reasonable attorneys’ fees) (“Losses”) incurred by Licensee resulting from any third-party claim, suit, action, or proceeding (“Third-Party Claim”) that the Platform or Documentation and Software, or any use thereof in accordance with this Agreement, infringes or misappropriates such third party’s intellectual property rights, provided that Licensee promptly notifies Licensor in writing of the claim, cooperates with Licensor, and allows Licensor sole authority to control the defense and settlement of such claim.

(ii)

If such a claim is made or appears possible, Licensee agrees to permit Licensor, at Licensor’s sole discretion, to (A) modify or replace the Platform or Documentation and Software, or component or part thereof, to make it non-infringing, or (B) obtain the right for Licensee to continue use. If Licensor determines that none of these alternatives is reasonably available, Licensor may terminate this Agreement, in its entirety or with respect to the affected component or part, effective immediately on written notice to Licensee.

(iii)

This Section 9(a) will not apply to the extent that the alleged infringement arises from use of the Platform or Documentation and Software in combination with data, software, hardware, equipment, or technology not provided by Licensor or authorized by Licensor in writing.

(b)

Licensee Indemnification. Licensee shall indemnify, hold harmless, and, at Licensor’s option, defend Licensor from and against any Losses resulting from any Third-Party Claim based on Licensee’s or Users: (i) negligence or willful misconduct; (ii) use of the Platform or Documentation and Software in a manner not authorized or contemplated by this Agreement; provided that Licensee may not settle any Third-Party Claim against Licensor unless such settlement completely and forever releases Licensor from all liability with respect to such Third-Party Claim or unless Licensor consents to such settlement, and provided further that Licensor will have the right, at its option, to defend itself against any such Third-Party Claim or to participate in the defense thereof by counsel of its own choice.

(c)

Sole Remedy. THIS SECTION 9 SETS FORTH LICENSEE’S SOLE REMEDIES AND LICENSOR’S SOLE

LIABILITY AND OBLIGATION FOR ANY ACTUAL, THREATENED, OR ALLEGED CLAIMS THAT THE PLATFORM OR DOCUMENTATION AND SOFTWARE INFRINGES, MISAPPROPRIATES, OR OTHERWISE VIOLATES ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

10. Limitations of Liability.

IN NO EVENT WILL LICENSOR BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, FOR ANY: (a) CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, ENHANCED, OR PUNITIVE DAMAGES; (b) INCREASED COSTS, DIMINUTION IN VALUE OR LOST BUSINESS, PRODUCTION, REVENUES, OR PROFITS; (c) LOSS OF GOODWILL OR REPUTATION; (d) USE, INABILITY TO USE, LOSS, INTERRUPTION, DELAY OR RECOVERY OF ANY DATA, OR BREACH OF DATA OR SYSTEM SECURITY; OR (e) COST OF REPLACEMENT GOODS OR SERVICES, IN EACH CASE REGARDLESS OF WHETHER LICENSOR WAS ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR SUCH LOSSES OR DAMAGES WERE OTHERWISE FORESEEABLE. IN NO EVENT WILL LICENSOR’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE EXCEED THE TOTAL AMOUNTS PAID TO LICENSOR UNDER THIS AGREEMENT IN THE SIX MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

11. Term and Termination.

(a)

Term.  The initial term of this Agreement begins on the Effective Date and, unless terminated earlier pursuant to any of the Agreement’s express provisions, will continue in effect until one (1) year from such date (the “Initial Term”).  This Agreement will automatically renew for additional successive monthly terms unless earlier terminated pursuant to this Agreement’s express provisions or either party gives the other party written notice of non-renewal at least sixty (60) days prior to the expiration of the then-current term (each a “Renewal Term” and together with the Initial Term, the “Term”).

(b)

Termination. Each party may terminate this agreement with or without reason upon providing a written sixty (60) days notice.

12.  Miscellaneous.

(a)

Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all related Exhibits, constitutes the sole and entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, and representations and warranties.

(b)

Notices. Any notice or other document required to be given under this Agreement or any communication between the parties with respect to any of the provisions of this Agreement shall be in writing in English and be deemed duly given if signed by or on behalf of a duly authorized officer of the party giving the notice and if left at or sent by facsimile transmission or mail (including electronic mail) to the following addresses:

To the Licensor

Address :

  2960 W Sahara Ave. Las Vegas, NV 89102

For the attention of

:

Lester Pei

Email

:

To the Licensee

Address :

77 Water St., New York, NY 10004

For the attention of

:

U. Soroka

Email

:

finance@sandbx.co

(c)

Force Majeure. In no event shall either party be liable to the other party, or be deemed to have breached this Agreement, for any failure or delay in performing its obligations under this Agreement, (except for any obligations to make payments), if and to the extent such failure or delay is caused by any circumstances beyond such party’s reasonable control, including but not limited to acts of God, flood, fire, earthquake, explosion, war, terrorism, invasion, riot or other civil unrest, strikes, labor stoppages or slowdowns or other industrial disturbances, or passage of law or any action taken by a governmental or public authority, including imposing an embargo.

(d)

Amendment and Modification; Waiver. No amendment to or modification of this Agreement is effective unless it is in writing and signed by an authorized representative of each party. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(e)

Severability. If any provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)

Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

(g)

Assignment. Licensee may not assign or transfer any of its rights or delegate any of its obligations hereunder, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Licensor. Any purported assignment, transfer, or delegation in violation of this Section is null and void. No assignment, transfer, or delegation will relieve the assigning or delegating party of any of its obligations hereunder. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

(h)

Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the laws of Nevada.

(i)

No Partnership.  This Agreement shall not be deemed to constitute a partnership or joint venture or contract of employment between the parties.

(j)

No restriction.  Nothing in this Agreement shall impair Licensor’s right to acquire, license, develop for itself, or have others develop for it, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the Platform, anywhere in the world.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Wewards, Inc.

By: _____Lei Pei_________________ [Name]

/s/ Lei Pei

___________________________ [Signature]

____CEO______________________ [Title]

Sandbx Corp.

By: U. Soroka

/s/ Uri Soroka

___________________________ [Signature]

CEO

___________________________ [Title]

Exhibit B is attached

Exhibit B

This is the attachment to LICENSE AGREEMENT under section 1. Definitions.

The item(s) to be licensed is an MMO (Massively Multiplayer Online) game, namely MEGOPOLY, consisting of all technology and related rights associated with the game including source codes, user manuals, instructions, technical literature and other materials either electronically or in hard copy form and related to the game and the game platform, as well as its full functionality.

Megopoly is an MMO 3-D board game, where players will be able to earn fractions of Bitcoins (satoshi) through buying, selling, and managing virtual real estate properties using in-game currency (Megopoly Coins).

Players travel (move) through different parts of a city, earning in-game currency by “investing” in properties, “charging” rent, “acquiring” bonus assets, and selling their properties to other players for in-game currency. A player will be able to progress to higher levels of “cities”.

Megopoly is playable through a web browser on a desktop computer, tablet or smart phone.